Exhibit 99.2
ION Earnings Call Q2 2010 Earnings Call Presentation August 5, 2010 CHARGED WITH INNOVATION

Earnings Call Introduction Corporate Participants & Contact Information CONTACT INFORMATION If you have technical problems during the call, please contact 713 529 6600. If you would like to listen to a replay of today's call, it will be available via webcast in the Investor Relations section of the Company's website - www.iongeo.com for approximately 12 months. BOB PEEBLER ION Geophysical Corporation CEO BRIAN HANSON ION Geophysical Corporation CFO

Earnings Call Introduction FORWARD-LOOKING STATEMENT The information included herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may vary fundamentally from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risk factors that are disclosed by ION from time to time in its filings with the Securities and Exchange Commission.

Impact of the Gulf of Mexico Oil Spill Q2 2010

Quarterly Highlights Q2 2010 Regained profitability Record performance by our Concept Systems and data processing divisions Significant backlog in our data processing business Solid performance by our marine business Signed contract with BGP to equip their new 12 streamer vessel with DigiSTREAMER Seeing some recovery in the land market as the North American shale plays continue to expand INOVA Geophysical fully operational with management team in place

Financial Overview Three New Primary Segments Former Data Management Solutions segment Former ION Solutions segment Marine and remaining land equipment businesses SOFTWARE SOLUTIONS SYSTEMS

Financial Overview Trailing Twelve Month (TTM) Revenue Comparison $ Millions [ 13 ] Including Land Legacy Systems Excluding Land Legacy Systems Solutions Systems Software $ Millions

Software Segment £ Millions Revenue by Type (GBP) Services Software Systems % of Seismic Vessels with Orca Orca Vessel Conversion 32 vessels 42 vessels 2009 2010 Other Orca 34% 66%

Solutions Segment Revenue by Type Multi-client CapEx Investment Solutions Backlog $ Millions $ Millions Q2 2010 $118 M Q2 2009 $86 M Actual Investment Forecasted Investment Data Processing Data Libraries New Ventures

Systems Segment $ Millions Revenue by Type Towed Streamer Equipment OBC Other

INOVA Geophysical $ Millions Q209 Actual Revenues vs Q210 Forecasted Revenues Estimated Q210 Results for INOVA* Revenues: $17 to $19 million Operating Loss: $14 to $16 million Net Loss: $11 to $13 million * ION to share in 49% of these estimated results.

Q&A Session Q2 2010